ServiceSource Reports First Quarter 2017 Financial Results
Full Year Adjusted EBITDA Guidance Raised 25% Due to Operating Model Improvements
Expect to Become Sustainably Free Cash Flow Positive by Q4 2017

DENVER, May 8, 2017 - ServiceSource® (Nasdaq: SREV), a global leader in outsourced customer success and revenue growth solutions, today announced financial results for the first quarter ended March 31, 2017.

“In Q1, ServiceSource delivered financial results that were in line with our guidance. As we looked to the balance of the year, we conducted an extensive review of previously called-out Q1 client contractions and our strong new ACV wins in Q4 to understand full year revenue contributions. With these insights, we have made the prudent decision to reduce our full-year revenue expectations and have taken strategic actions to reset our operating model for the long term,” said Christopher M. Carrington, CEO of ServiceSource. “Our go-forward model will make us a more nimble organization that is more effective and efficient in how we deliver outcomes for our clients. From a larger and growing pipeline, to bigger new logo wins, to some recent multi-million dollar expansions, we continue to see strong signs that our improved execution is translating into traction in the market and we believe our go-forward model will further accelerate this trend.”

GAAP revenue was $56.7 million in the first quarter, representing a 5.1% decrease from the $59.8 million delivered in the same period in the prior year.

For the first quarter of fiscal year 2017, GAAP net loss in the quarter was $11.6 million, or $0.13 per share, compared with GAAP net loss of $9.1 million, or $0.11 per share, for the same period last year. Non-GAAP net loss in the quarter was $1.6 million compared with Non-GAAP net loss of $0.5 million for the same period last year. Non-GAAP net loss was $0.02 per basic and diluted share, compared with non-GAAP net loss of $0.01 per basic and diluted share for the same period last year. Adjusted EBITDA was a loss of $0.9 million, compared with income of $0.3 million for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

With better insight into the effect of customer contractions in Q1 and slower revenue ramps from larger new ACV wins and new logo wins, ServiceSource is lowering full-year revenue expectations. In light of this new outlook, ServiceSource has implemented strategic operational changes to align more tightly to its clients, capitalize on efficiencies gained from its investments, and position itself to meet its future convertible note obligations while retaining key capabilities to grow the business.

For the second quarter of fiscal 2017, ServiceSource is providing the following guidance:

•	Revenue of $55.5 million to $58.5 million

•	GAAP gross margin of 26% to 29%; non-GAAP gross margin of 32% to 35%

•	GAAP operating expenses of approximately $23 million; non-GAAP operating expenses of $19.5 million to $20.5 million

•	GAAP net loss of $12.8 million to $14.8 million; non-GAAP net loss of $1 million to a profit of $500 thousand

•	Adjusted EBITDA between breakeven and $2 million

For the fiscal 2017, ServiceSource is providing the following guidance:

•	Revenue of $238 million to $243 million

•	GAAP gross margin of 30% to 33%; non-GAAP gross margin of 36.5% to 38.5%

•	GAAP operating expenses of $92 million to $96 million; non-GAAP operating expenses of $80 million to $84 million

•	GAAP net loss of $35.2 million to $38.2 million; non-GAAP net income of $5 million to $7 million

•	Adjusted EBITDA of $15 to $18 million

Please see the first quarter presentation on the Events and Presentations section of the Investor Relations web site (http://ir.servicesource.com/events) for a reconciliation between GAAP and non-GAAP measures in our guidance.

Quarterly Conference Call
ServiceSource will discuss its first quarter 2017 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 7879515. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource web site under Events & Presentations. A replay of the webcast will also be available on the Company's website at
http://ir.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance, whether our go-forward model will produce anticipated benefits, and whether our improved execution will translate into desired results. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients or the contraction in our revenue from one or more of our key clients, in each case resulting in churn, or our clients not expanding their relationships with us; the risk of problems implementing our technologies or that our technologies will not meet customer expectations; that the market for our solution is underdeveloped and may not grow; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue, opportunity under management, and other metrics may prove inaccurate; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; problems encountered by our clients in their business that may cause them to cancel or reduce their business with us; our ability to achieve our expected benefits from international expansion; economic or other adverse events or conditions affecting the technology industry; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource (NASDAQ: SREV) is a global leader in providing outsourced, performance-based revenue growth and customer success outcomes. ServiceSource’s Revenue-as-a-Service platform is designed to measurably accelerate customer ROI by helping companies to more efficiently and effectively find, convert, grow and retain their B2B customer relationships. Trusted by more than 65 global market leaders in the cloud/XaaS, software, technology hardware, healthcare & life sciences and industrial sectors, ServiceSource sells, manages or renews $9+ billion of revenue annually on behalf of its clients. By leveraging a robust technology suite, predictive data models and more than 3,000 revenue delivery professionals, only ServiceSource brings to market over 15 years of expertise and the ability to drive recurring revenue growth in 35 languages to more than 170 countries. To learn more, visit http://www.servicesource.com.

Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31
	2017	2016
Net revenue	$56,708	$59,750
Cost of revenue (1)	41,409	41,434
Gross profit	15,299	18,316
Operating expenses:
Sales and marketing (1)	8,340	10,454
Research and development (1)	2,243	2,163
General and administrative (1)	13,980	12,043
Total operating expenses	24,563	24,660
Loss from operations	(9,264)	(6,344)
Interest expense and other, net	(2,070)	(1,509)
Loss before income taxes	(11,334)	(7,853)
Income tax provision	290	1,288
Net loss	$(11,624)	$(9,141)
Net loss per share, basic and diluted	$(0.13)	$(0.11)
Weighted average common shares outstanding, basic and diluted	88,385	86,081

(1) Includes stock-based compensation expense as follows:
	Three Months Ended
	March 31
	2017	2016
Cost of revenue	$291	$468
Sales and marketing	882	862
Research and development	99	197
General and administrative	1,946	1,332
Total stock-based compensation	$3,218	$2,859

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$50,345	$47,692
Short-term investments	138,701	137,881
Accounts receivable, net	53,190	63,289
Prepaid expenses and other	5,783	7,607
Total current assets	248,019	256,469
Property and equipment, net	38,186	38,180
Deferred income taxes, net of current portion	65	64
Goodwill and intangibles, net	7,554	7,932
Other assets, net	3,447	3,445
Total assets	$297,271	$306,090

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,803	$1,916
Accrued taxes	1,051	1,388
Accrued compensation and benefits	17,514	21,579
Deferred revenue	5,286	4,152
Accrued expenses	6,983	5,891
Other current liabilities	1,456	2,958
Total current liabilities	34,093	37,884
Convertible notes, net	137,016	134,775
Other long-term liabilities	7,061	6,495
Total liabilities	178,170	179,154
Stockholders’ equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	348,367	344,521
Accumulated deficit	(227,985)	(216,361)
Accumulated other comprehensive income	(848)	(791)
Total stockholders’ equity	119,101	126,936
Total liabilities and stockholders’ equity	$297,271	$306,090

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(11,624)	$(9,141)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,731	3,737
Amortization of debt discount and issuance costs	2,241	2,103
Accretion of premium on short-term investments	(94)	405
Deferred income taxes	95	1,097
Stock-based compensation	3,218	2,859
Changes in operating assets and liabilities:
Accounts receivable, net	10,470	2,029
Deferred revenue	1,134	85
Prepaid expenses and other	1,888	1,034
Accounts payable	(104)	1,702
Accrued taxes	(337)	(434)
Accrued compensation and benefits	(4,176)	(4,427)
Accrued expenses	1,021	1,584
Other liabilities	(1,095)	(920)
Net cash provided by operating activities	7,368	1,713
Cash flows from investing activities
Acquisition of property and equipment	(4,432)	(5,279)
Purchases of short-term investments	(18,059)	(30,999)
Sales of short-term investments	16,513	31,155
Maturities of short-term investments	925	—
Net cash used in investing activities	(5,053)	(5,123)
Cash flows from financing activities
Repayment on capital lease obligations	(16)	(66)
Repurchase of common stock	—	(7,260)
Proceeds from common stock issuances	616	691
Minimum tax withholding requirement	(131)	(51)
Net cash provided by (used in) financing activities	469	(6,686)
Net decrease in cash and cash equivalents	2,784	(10,096)
Effect of exchange rate changes on cash and cash equivalents	(131)	(844)
Cash and cash equivalents at beginning of period	47,692	72,334
Cash and cash equivalents at end of period	$50,345	$61,394

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP revenue is defined as net revenue plus revenue not recognized in the period due to the impact of purchase accounting rules related to deferred revenue acquired.

Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation, amortization of purchased intangible assets and amortization of internally-developed software.

Non-GAAP net loss consists of net loss plus stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, non-cash interest expense and applying an income tax rate of 40% on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)
		Three Months Ended
		March 31,
		2017	2016
Net Revenue
GAAP net revenue		$56,708	$59,750
Non-GAAP net revenue		$56,708	$59,750

Gross Profit
GAAP gross profit		$15,299	$18,316
Non-GAAP adjustments:
Stock-based compensation	(A)	291	468
Amortization of internally-developed software	(B)	2,498	1,575
Amortization of purchased intangible assets	(C)	247	247
Non-GAAP gross profit		$18,335	$20,606

Gross Profit %
GAAP gross profit		27%	31%
Non-GAAP adjustments:
Stock-based compensation	(A)	1%	1%
Amortization of internally-developed software	(B)	4%	3%
Amortization of purchased intangible assets	(C)	—%	—%
Non-GAAP gross profit		32%	34%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$24,563	$24,660
Stock-based compensation	(A)	(2,927)	(2,392)
Amortization of internally-developed software	(B)	(298)	(112)
Amortization of purchased intangible assets	(C)	(131)	(131)
Non-GAAP operating expenses		$21,207	$22,025

Net loss
GAAP net loss		$(11,624)	$(9,141)
Non-GAAP adjustments:
Stock-based compensation	(A)	3,218	2,859
Amortization of internally-developed software	(B)	2,795	1,688
Amortization of purchased intangible assets	(C)	378	378
Non-cash interest expense	(D)	2,241	2,103
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(E)	1,370	1,617
Non-GAAP net loss		$(1,622)	$(496)

Diluted Net Loss Per Share
GAAP net loss per share		$(0.13)	$(0.11)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.04	0.03
Amortization of internally-developed software	(B)	0.03	0.02
Amortization of purchased intangible assets	(C)	—	—
Non-cash interest expense	(D)	0.03	0.02
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(E)	0.02	0.02
Non-GAAP diluted net loss per share		$(0.02)	$(0.01)
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis		88,385	86,081

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Amortization of Purchased Intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
(D) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(E) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C and D noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2017	2016
Net loss	$(11,624)	$(9,141)
Income tax provision	290	1,288
Interest expense and other, net	2,070	1,509
Depreciation and amortization	5,106	3,737
EBITDA	(4,158)	(2,607)
Stock-based compensation	3,218	2,859
Adjusted EBITDA	$(940)	$252

Investor Relations Contact for ServiceSource:
Erik Bylin
ServiceSource International, Inc.
(415) 901-4182
ebylin@servicesource.com